EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218883, No. 333- 215326, No. 333-238943, No. 333-41333, No. 333-89123, No. 333-112482, No. 333-131467, No. 333- 170713, No. 333-174614 and No. 033-92526 on Form S-8 of our report dated March 1, 2023, relating to the financial statements of Monster Beverage Corporation appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

February 29, 2024